SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)          PRICE(2)
 COMMON STOCK-LAMSON & SESSIONS CO
          GAMCO ASSET MANAGEMENT INC.
                      12/13/05            3,000-           30.5683
                      12/12/05            3,000-           30.1073
                      12/12/05              500-           30.0000
                      12/12/05            3,000-           30.3037
                      12/12/05            1,000-           30.3500
                      12/12/05              500-           30.1300
                      12/12/05            2,000-           30.0500
          GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                      12/12/05            8,000-           30.2186
               GABELLI EQUITY TRUST
                      12/13/05           36,400-           30.5370

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.